THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS AND THAT SUCH REGISTRATION HAS BEEN EFFECTED.

THE SECURITIES EVIDENCED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 21, 2003, BETWEEN THE COMPANY AND THE HOLDER (AS DEFINED BELOW). THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE REGISTERED HOLDER HEREOF WITHOUT CHARGE.

                               THERMOGENESIS CORP.
                               WARRANT CERTIFICATE

Date of Issuance:  March __, 2003
Certificate No. [KOOL-03]                               Number of Warrants:



     This warrant certificate ("Warrant Certificate") certifies that for value ________________ received or registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time following registration of the shares of common stock underlying the warrant with the Securities and Exchange Commission, but before the Expiration Date (hereinafter defined) one fully paid and non-assessable share of Common Stock, $0.001 par value ("Common Stock"), of ThermoGenesis Corp., a Delaware corporation (the "Company"), having its principal place of business at 3146 Gold Camp Drive, Rancho Cordova, California 95670 at a purchase price of $2.39 per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check, subject to adjustment as hereinafter provided.

     1. Warrant; Purchase Price. Each Warrant shall entitle the Holder to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants shall initially be $2.39 per share of Common Stock, subject to adjustment as hereinafter provided (the "Purchase Price"). The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in Section 7.

     2. Exercise; Expiration Date.

          2.1 The Warrants are exercisable, at the option of the Holder, at any time after registration of the underlying shares of Common Stock with the Securities and Exchange Commission and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

          2.2 The term "Expiration Date" shall mean 5:00 p.m. (PST) March 21, 2006, or if such date shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (PST) the next following date which is not a holiday or a day on which banks are not authorized to close.

     3. Company's Right to Redeem Warrants.

        None.

     4. Registration and Transfer on Company Books.

          4.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the shares of Common Stock issued upon exercise of the Warrants.

          4.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the shares of Common Stock issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

          4.3 (a) Holder (i) acknowledges that this Warrant and the securities represented by this Warrant Certificate are not registered under the Securities Act of 1933 ("1933 Act") and that the securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from registration is available, (ii) is aware that any routine sales of the securities under Rule 144 under the 1933 Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not presently available for use by Holder for resale of any such securities and that there can be no assurance that Rule 144 will be available at any time in the future, (iv) is aware that, except as provided in Section 6 to Annex I of the Stock Purchase Agreement, the Company is not obligated to register under the 1933 Act any sale, transfer or other disposition of the Securities, (v) is aware that the Company shall not be required to register the transfer of the securities on the books of the Company unless the Company shall have been provided with an opinion of counsel satisfactory to it prior to such transfer to the effect that registration under the 1933 Act or any applicable state securities law has been effected or is not required in connection with the transaction resulting in such transfer, and (vi) is aware that the securities, and each certificate representing the securities and any shares of Common Stock or other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by this Section 4.3) be stamped or otherwise imprinted with a legend disclosing that the securities have not been registered under the 1933 Act or any state law, and may not be sold, transferred, assigned, pledged, or hypothecated absent a registration under the 1933 Act and applicable state securities laws or an exemption therefrom.

          (b) The restrictions on the transferability of the securities underlying this Warrant shall cease and terminate when such securities shall have been registered under the 1933 Act and are proposed to be sold or otherwise disposed of in accordance with an intended method of disposition by the Holder thereof set forth in the registration statement covering such securities or any other applicable registration statement, or when such securities are transferable in accordance with the provisions of Rule 144(k) promulgated under the 1933 Act. Whenever the restrictions on transfer shall terminate as hereinabove provided with respect to any of the securities, the Holder of any such securities bearing the legend set forth in this Section 4.3 as to which such conditions shall have terminated shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer tax) and as expeditiously as possible, new stock certificates not bearing such legend.

          4.4 The Company will provide a legal opinion from an attorney, as required in Section 4.3, at the Company's expense, if the Company's General Counsel reasonably believes the proposed transfer is exempt from registration under the Securities Act of 1933, as amended, and under all applicable state securities laws.

     5. Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

     6. Loss or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

     7. Adjustment of Purchase Price and Number of Shares Deliverable.

          7.1 The number of shares of Common Stock purchasable upon the exercise of each Warrant (such shares being referred to in this Section 7 as the "Warrant Shares") and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

          (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

          (b) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 7 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Section 7 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this Section 7.1(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          7.2 In the event the Company shall declare a dividend, or make a distribution to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 7.1(a) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 7.2, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock based on market quotation for if available, or as determined in good faith by the Board of Directors of the Company if no market quotation is available.

          7.3 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 7.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 7 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

          7.4 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          7.5 In the event that at any time prior to the expiration of the Warrants and prior to their exercise:

          (a) the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Stock); or

          (b) the Company shall offer for subscription to the holders of the Common Stock any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto; or

          (c) the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock; or

          (d) the Company shall declare a dividend, other than a dividend payable in shares of the Company's own Common Stock; or

          (e) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a "Notification Event"), the Company shall cause to be mailed to the Holder, not less than thirty (30) days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if thirty (30) days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrants. For purposes hereof, a business day shall mean any day other than a Saturday, Sunday or any other day in which commercial banks are authorized by law to be closed.

          7.6 The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this
Section 7, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

     8. Voluntary Adjustment by the Company. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

     9. Fractional Shares and Warrants; Determination of Market Price Per Share.

          9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

          9.2 As used herein, the "Market Price Per Share" with respect to any date shall mean the closing price per share of Company's Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of Common Stock of the Company are listed or admitted to trading, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of the Common Stock on NASDAQ or any comparable system, or if the Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

     10. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this ____th day of March, 2002.


                                                 THERMOGENESIS CORP.



                                                 By: /s/ RENEE RUECKER
                                                     ---------------------------
                                                     Renee Ruecker,
                                                     Chief Financial Officer

[SEAL]



Attest:

________________________
David Adams, Secretary

                                    EXHIBIT A


                               NOTICE OF EXERCISE


     The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.



                                            ------------------------------------
                                            Name of Holder



                                            ------------------------------------
                                            Signature




                                            Address: ---------------------------

                                                     ---------------------------